Exhibit 10.18

FORM OF AXCAN HOLDINGS INC. MANAGEMENT STOCKHOLDERS’ AGREEMENT

This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of                     ,             , between Axcan Holdings Inc. (the “Company”), the Majority Stockholder (as defined below) and each individual listed on Exhibit A attached hereto (the “Management Stockholder”).

WHEREAS, the Management Stockholder may be the owner of shares of common stock of the Company, $0.01 par value per share (“Common Stock”) and/or may be granted an Option pursuant to and as defined in the Axcan Holdings Inc. Management Equity Incentive Plan (the “Plan”); and

WHEREAS, as a condition to the issuance of any shares of Common Stock by the Company to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and

WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any shares of Common Stock acquired by the Management Stockholder from whatever source, including without limitation the Investment Shares and the Option Shares (in the aggregate, the “Shares”);

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b) “Axcan” shall mean Axcan Pharma Inc.

(c) “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to the terms of the Plan.

(d) “Canadian Securities Law” shall mean the securities legislation applicable to any jurisdiction in Canada where Shares are delivered.

(e) “Cause” shall mean, when used in connection with the termination of a Management Stockholder’s Employment, unless otherwise provided in the applicable stock option grant agreement entered into between the Company and the Management Stockholder with respect to any Options that may be granted under the Plan or in the Management Stockholder’s effective employment agreement on the date of termination, the termination of the Management Stockholder’s Employment with the Company and all Affiliates on account of (i) gross negligence or willful misconduct of the Management Stockholder in connection with the performance of his or her duties as an employee; (ii) Management Stockholder’s conviction of (or pleading guilty or pleading no contest or nolo contendere to) a felony or comparable crime in any jurisdiction that does not classify crimes using “felony”, other than minor traffic offenses and other minor offenses that are not inconsistent with the Company’s reasonable expectations of a person occupying the Management Stockholder’s position; (iii) the Management Stockholder’s unauthorized removal, use or disclosure of the Company’s or any Affiliate’s confidential information that could reasonably be expected to cause harm to the Company; provided, that the Management Stockholder shall, to the extent an unauthorized removal is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Management Stockholder to cure such removal of confidential information; (iv) the performance by the Management Stockholder of any act or acts of dishonesty in connection with or relating to the Company’s or its Affiliates’ business or the misappropriation (or attempted misappropriation) of any of the Company’s or any of its Affiliates’ funds or property; (v) a material breach of any of the Management Stockholder’s obligations under any agreement entered into between the Management Stockholder and the Company or any of its Affiliates that is material to the employment relationship between Company or any of its Affiliates and the Management Stockholder or the relationship between the Company and the Management Stockholder as investor or prospective investor in the Company; provided, that the Management Stockholder shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Management Stockholder to cure such breach; or (vi) a breach of the Company’s policies or procedures, which breach causes or could reasonably be expected to cause harm to the Company or its business reputation; provided, that the Management Stockholder shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Management Stockholder to cure such breach.

(f) “Change in Control” shall mean the occurrence of any of the following events after the Closing Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to the Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall, directly or indirectly (in one transaction or a series of related transactions) become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of (1) Shares of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company or (2) Shares of common stock representing more than 40% of the aggregate outstanding voting power of any subsidiary of the Company whose book value accounts for 50% or more of the aggregate book value of the Company’s assets, on a consolidated basis, and in either case such Person or Group actually has the power to vote such Common Stock or common stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company or such subsidiary than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Majority Stockholder; or (v) consummation of a merger or consolidation of the Company (or any subsidiary of the Company whose book value accounts for 50% or more of the aggregate book value of the Company’s assets, on a consolidated basis) with another entity in which either holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction or as a consequence of which the Majority Stockholder does not hold a sufficient amount of voting power (or similar securities) to elect a majority of the surviving entity’s board of directors.

(g) “Closing Date” shall mean February 25, 2008.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Disability” shall mean, unless otherwise provided in any applicable stock option grant agreement, effective employment agreement or other written agreement, a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion.

(j) “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, as of any date:

i. prior to the occurrence of an Initial Public Offering, the fair value per share of Common Stock determined by the Board in good faith and based upon a reasonable and appropriate valuation method, taking into account any relevant factors determinate of value; or

ii. following the occurrence of an Initial Public Offering, (i) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(m) “Good Reason” shall mean, when used in connection with the termination of a Management Stockholder’s Employment, unless otherwise provided in the applicable stock option grant agreement entered into between the Company and the Management Stockholder with respect to any Options that may be granted under the Plan or in the Management Stockholder’s effective employment agreement on the date of termination, the occurrence of the following without the Management Stockholder’s consent (i) any materially adverse change in the Management Stockholder’s title, (ii) any material diminution in the Management Stockholder’s authority or responsibilities, other than a change in such Management Stockholder’s authority and responsibilities that results from becoming part of a larger organization following a Change in Control (provided that such authority and responsibilities continue to be substantially similar to those prior to the Change in Control), (iii) any material reduction, either from one year to the next, or within the current year, in the Management Stockholder’s base salary or bonus opportunity, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees of the Company or its Affiliates, or (iv) a change of the Management Stockholder’s principal place of business to a location more than fifty (50) miles from such Management Stockholder’s location on the Closing Date or, if later, the date upon which the Management Stockholder became Employed; provided that, within 60 days following the occurrence of any of the events set forth herein, the Management Stockholder shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Management Stockholder’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within 30 days following the Company’s receipt of such notice.

(n) An “Initial Public Offering” shall be deemed to occur on the effective date on which at least 20% of the total then-outstanding equity interests in the Company are listed or admitted for quotation of trades on an internationally recognized stock exchange or quotation system pursuant to a registration statement (other than a registration on Form S-4 or S-8, or any successor form or comparable form in any non-U.S. jurisdiction) filed pursuant to the Securities Act or comparable law in any non-U.S. jurisdiction.

(o) “Investment Shares” shall mean Shares which are not Option Shares and which are acquired through (i) direct purchase by the Management Stockholder of Shares from the Company pursuant to the exercise of rights under Section 4(d) hereof or at a price per Share at least equal to Fair Market Value on the date of purchase, (ii) exercise of the “Penny Options” granted pursuant to the Penny Option Grant Agreement on or about the Closing Date, or (iii) settlement of the Restricted Stock Units granted pursuant to the Restricted Stock Unit Grant Agreement on or about the Closing Date.

(p) “Liquid Securities” shall mean securities as to which the issuer of such securities has a “public float value”, within the meaning of Rule 100, equal to at least two times the “public float value” of Axcan based upon the average number of shares outstanding during its 2006 fiscal year and the closing price reported on the Nasdaq Global Select Market, as quoted on such exchange or system on March 15, 2007, as reported in The Wall Street Journal.

(q) “Majority Stockholder,” for purposes of this Agreement, shall mean, collectively or individually as the context requires, TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Biotechnology Partners II, L.P., and their respective Affiliates.

(r) “Option Shares” shall mean Shares acquired through the exercise of Options.

(s) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(t) “Securities Act” shall mean the Securities Act of 1933, as amended, or such other comparable securities law in a non-U.S. jurisdiction.

(u) “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

2. Investment; Issuance of Shares.

(a) The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

(b) Issuance of Shares. The Management Stockholder acknowledges and agrees that, to the extent the Shares are certificated, the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

The shares represented by this certificate are subject to the terms and conditions of a Management Stockholders’ Agreement dated as of                              and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Management Stockholders’ Agreement may be obtained from the Secretary of the Company.

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act, the Management Stockholder shall have the right to exchange any certificated Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

3. Transfer of Shares; Lock-Up; Call Rights;

(a) Transfer and Lock-Up of Shares.

(i) The Management Stockholder agrees that he or she will not cause or permit the Shares or his or her interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however, that the Shares or any such interest may be Transferred (A) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (B) subject to the prior written approval by the Board or an individual designated by the Board for this purpose, which approval shall not be unreasonably withheld, and subject to compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Management Stockholder, the beneficiaries of which may include only the Management Stockholder, the Management Stockholder’s spouse or the Management Stockholder’s lineal descendants (by blood or adoption) and (C) in accordance with Section 4 of this Agreement, subject in each case to (x) paragraph (ii) of this Section 3(a), (y) compliance with all applicable tax, securities and other laws and (z) the agreement by each Transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto and provided in any such case that, in the case of a Transfer pursuant to clauses (A) or (B) above, such Transfer will not be permitted if it would cause the Company to be required to register the Common Stock under Section 12(g) of the Exchange Act.

(ii) The Management Stockholder agrees that, notwithstanding any provision in this Agreement to the contrary, he or she will not, without the prior written consent of the Board, during the period following an Initial Public Offering or any secondary registered equity offering during which the Majority Stockholders are subject to underwriter-imposed restrictions on the transfer of shares of Common Stock or, if longer, during which the employee is prohibited from selling Shares pursuant to Rule 144A under the Securities Act and pursuant to National Instrument 45-102 under Canadian Securities Law (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, Options or other securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by such Management Stockholder in accordance with the rules and regulations of the Securities and Exchange Commission) or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided that such restrictions shall be no more onerous than those applicable to the Majority Stockholders.

(b) Company Call Right.

(i) Except as provided in paragraph (ii) of this Section 3(b), in the event the Management Stockholder’s Employment with the Company terminates for any reason prior to the Agreement Termination Date (as hereinafter defined), the Company (or its designated assignee) shall have the right, during the 180-day period following the later to occur of (A) such termination of Employment for any reason and (B) the 181st day after the Management Stockholder or Transferee has held the Shares most recently acquired to be sold pursuant to this Section 3(b)(i), to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a share of Common Stock determined as of the date such right is exercised.

(ii) With respect to the Shares held by the Management Stockholder that are not Investment Shares, in the event that either the Management Stockholder’s Employment with the Company is terminated for Cause or the Management Stockholder violates any of the restrictive covenants set forth in the Plan or in any equity award grant agreement under the Plan, in either case prior to the Agreement Termination Date, the per Share price for purposes of clause (i) of this Section 3(b) shall be, as of the date as of which such right is exercised, equal to the lesser of (a) the Fair Market Value of a share of Common Stock determined as of the date such right is exercised or (b) the price per Share at which the Management Stockholder acquired such Share.

(iii) The Company (or its designated assignee) shall exercise the call rights described in this Section 3(b) by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase Shares held by the Management Stockholder or Transferee (the “Call Notice”) and the number of Shares to be purchased. The Company’s call right shall be deemed exercised as of the date on which the Company delivers such Call Notice to the Management Stockholder or Transferee. Such purchase and sale shall occur on the date on which the Call Notice is delivered. The Company will use commercially reasonable efforts to make the payment for the Shares in cash on such date as the Company (or its designated assignee) shall specify in the Call Notice but no later than ninety (90) days after the end of the fiscal quarter in which the Call Notice is delivered; provided that, despite using such efforts, if such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement”), the Company may delay any such payment. In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to such reasonable rate as may be established by the Board.

(iv) With respect to the Shares held by the Management Stockholder that are not Investment Shares, in the event that the Company exercises its call right to purchase such Shares from the Management Stockholder under Section 3(b)(i) and, following the date that the Company pays the Management Stockholder the applicable purchase price for such Shares, the Management Stockholder violates any of the restrictive covenants set forth in the Plan or in any equity award grant agreement under the Plan, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within ten (10) business days following the date of such violation, an amount equal to (A) the amount the Company paid the Management Stockholder or Transferee to purchase such Shares less (B) the amount the Company would have been required to pay the Management Stockholder or Transferee for such Shares if the Company had purchased the Shares pursuant to Section 3(b)(ii).

(v) With respect to the Shares held by the Management Stockholder that are not Investment Shares, if, following an Initial Public Offering, the Management Stockholder is terminated for Cause or violates any of the restrictive covenants set forth in the Plan or in any equity award grant agreement under the Plan, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within ten (10) business days following the date of such violation, an amount equal to the amount which, as a result of the exercise of Options at any time following, or within one year prior to, the date of termination of employment, the Management Stockholder or the Management Stockholder’s Transferee will be required to recognize in income for U.S. federal income tax purposes.

(c) Put Right

(i) In the event the Management Stockholder’s Employment with the Company terminates due to the death or Disability of the Management Stockholder, such Management Stockholder or his or her Transferee shall have the right, during the 120-day period following the later to occur of (x) such termination of Employment and (y) the date on which the Management Stockholder or Transferee has held the Shares most recently acquired to be sold pursuant to this Section 3(c) for at least six (6) months, to sell to the Company (or its designated assignee), and upon the exercise of such right the Company (or its designated assignee) shall purchase from such Management Stockholder or Transferee, all or any portion of the Shares held by such Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a Share of Common Stock determined as of the date as of which such right is exercised. The Management Stockholder or Transferee shall exercise such right by delivering to the Company a written notice (the “Put Notice”) specifying his or her intent to sell Shares held by the Management Stockholder or Transferee, the proposed date as of which such right is to be exercised and the number of Shares to be sold. The Company (or its designated assignee) and the Stockholder shall agree on the actual date of exercise, which date shall be within thirty (30) days after the delivery of the Put Notice and which shall be the date on which the purchase and sale occurs. The Company will use commercially reasonable efforts to make the payment for the Shares in cash on the date of such purchase and sale; provided that, despite using such efforts, if such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, a Financing Agreement, the Company may delay any such payment. In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, the Company shall notify the Management Stockholder or Transferee as soon as practicable of the need for such a delay (the “Delay Notice”), and shall permit the Management Stockholder or Transferee, within ten (10) days of the delivery of the Delay Notice, to rescind the Put Notice. If the Management Stockholder or Transferee does not rescind the Put Notice as provided in the preceding sentence, the purchase and sale shall occur as provided above and any payment in respect thereof shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the Delay Period, calculated at an annual rate equal to such reasonable rate as may be established by the Board.

(ii) With respect to the Shares held by the Management Stockholder that are not Investment Shares, in the event that the Management Stockholder exercises his or her put right under Section 3(c)(i) and, following the date that the Company pays the Management Stockholder the applicable purchase price for such Shares, the Management Stockholder violates any of the restrictive covenants set forth in the Plan or in any equity award grant agreement under the Plan, the Management Stockholder or the Management Stockholder’s Transferee shall pay to the Company, within ten (10) business days following the date of such violation, an amount equal to (A) the amount the Company paid the Management Stockholder or Transferee to purchase such Shares less (B) the amount the Company would have been required to pay the Management Stockholder or Transferee for such Shares if the Company had purchased the Shares pursuant to Section 3(b)(ii).

(d) Notwithstanding the foregoing, if (i) within six months following the date either a Call Notice or Put Notice was exercised, the Company completes an appraisal to determine the Fair Market Value of a Share for purposes of delivery to the limited partners of the Majority Stockholder or its affiliates (the first such appraisal to occur following payment to a Management Stockholder pursuant to Sections 3(b) or (c), an “Appraisal”) or enters into definitive documentation to sell for cash or Liquid Securities, in an arm’s length transaction to an unaffiliated third party buyer, shares of Common Stock equal to at least 5% of the outstanding shares of Common Stock immediately prior to the sale (a “Third Party Sale”), (ii) the Fair Market Value of a Share determined pursuant to the earlier to occur of such Outside Appraisal or Third Party Sale is higher than the Fair Market Value of a Share at which such payment was made, (iii) the Board has not determined, in good faith, that events since the date either such Call Notice or such Put Notice was exercised have, individually or in the aggregate, had a materially positive effect on the Fair Market Value of the Common Shares such that the Appraisal or Third Party Sale is not an accurate reflection of the Fair Market Value on the date the Call Notice or Put Notice was exercised, and (iv) an Initial Public Offering has not occurred, then the Company shall pay to the Management Stockholder, for each Share purchased pursuant to the exercise of such rights at Fair Market Value, the excess of the Fair Market Value of a Share as determined pursuant to the Appraisal or paid for by the buyer in a Third Party Sale and the price per Share paid therefor; provided, that this Section 3(d) shall not apply in the event the Management Stockholder’s Employment with the Company was terminated for Cause and shall cease to apply in the event the Management Stockholder violates any of the restrictive covenants set forth in the Plan or in any equity award grant agreement under the Plan.

4. Certain Rights.

(a) Drag Along Rights. If the Majority Stockholder desires to (i) sell, prior to the Agreement Termination Date, twenty percent (20%) or more of its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any Shares of Common Stock, in a single transaction or a series of related transactions, to a good faith independent purchaser (a “Purchaser”) (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members (other than passive investors) or the principals of the Majority Stockholder or any of their Affiliates and other than any Employees of the Majority Stockholder or their Affiliates, hereinafter referred to as a “Permitted Transferee”), the Management Stockholder or Transferee agrees, at the request of the Majority Stockholder, to sell to such Purchaser a number of its Shares of Common Stock, not to exceed (a) the number of Shares of Common Stock held by such Management Stockholder or Transferee multiplied by (b) a fraction, the numerator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest that such Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest (or to vote such number of Shares in favor of any merger or other transaction which would effect a sale of such Shares) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the Shares as agreed to by the Majority Stockholder; provided that, except with respect to any liability incurred by such Management Stockholder for his or her own acts or omissions, the Management Stockholders and any Transferees shall not be liable to a Purchaser for an amount greater than the proceeds from the sale. In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder or Transferee at least fifteen (15) days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material terms and conditions of the proposed Transfer and (iv) the date of the proposed Transfer. The Company shall be responsible for the proportionate share of the costs of the proposed Transfer incurred by the Management Stockholders and any Transferees to the extent not paid or reimbursed by the proposed Purchaser. Notwithstanding the foregoing, the Management Stockholder shall not be required to agree to any additional non-compete or similar restrictions in connection with the sale.

(b) Tag Along Rights.

(i) If one or more Majority Stockholder or its Permitted Transferee proposes to transfer, prior to the Agreement Termination Date, its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any shares of Common Stock to a Purchaser (other than a Permitted Transferee), other than a transfer through an Initial Public Offering or any secondary registered equity offering, then the Majority Stockholder or his or her Permitted Transferee (hereinafter referred to as a “Selling Stockholder”) shall give written notice of such proposed transfer to the Management Stockholder or Transferee (the “Selling Stockholder’s Notice”) at least ten (10) days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar “tag-along” rights (such stockholders together with the Management Stockholder or Transferee, referred to herein as the “Other Stockholders”) setting forth the proposed material terms and conditions of such Transfer (including price per Share).

(ii) The Management Stockholder or Transferee shall have the right to elect, by delivery of written notice to the Majority Stockholder within five (5) days from delivery of the Selling Stockholder’s Notice, to sell to the proposed Transferee a number of its Shares, not to exceed the product of (A) the total number of Shares owned by the Management Stockholder or Transferee and (B) a fraction, the numerator of which is the aggregate number of Shares in which the Majority Stockholder has a pecuniary interest that such Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest (the Management Stockholder’s or Transferee’s “Pro Rata Amount”), on the same terms and conditions (including price per share of Common Stock) as agreed to by the Selling Stockholder. In the event that the Transferee does not wish to acquire all of the Shares offered by the Management Stockholder or Transferee, the number of Shares of Common Stock to be purchased by such Transferee shall be allocated pro rata among the Majority Stockholders and the Other Stockholders in accordance with the number of shares of Common Stock that each such stockholder elected to transfer to the Transferee.

(iii) In order to be entitled to exercise its rights pursuant to this Section 4(b), the Management Stockholder or Transferee must agree to make to the proposed Purchaser representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the Selling Stockholder agrees, it being understood that all such representation, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder exercising similar tag-along rights severally and not jointly and provided that the Selling Stockholder shall not be required to agree to any additional non-compete or similar restrictions in connection with the sale. The Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder who exercises similar tag-along rights each shall be responsible for its proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

(iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply during the period from the Closing Date through the first anniversary of the Closing Date to any sale or transfer by a Majority Stockholder of its pecuniary interest in any shares of Common Stock for a price that is equal to or less than the Fair Market Value of such share of Common Stock as of the Closing Date unless and until the Majority Stockholder, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees or to officers, employees or directors of, or consultants to, the Company or any of its subsidiaries) its pecuniary interest in shares of Common Stock representing 15.0% or more of the shares of Common Stock in which the Majority Stockholder collectively had a pecuniary interest as of the Closing Date.

(c) Permitted Transferees. Any Permitted Transferee to which a Majority Stockholder’s pecuniary interest in any Shares of Common Stock is Transferred shall agree to execute this Agreement as a condition to such Transfer.

(d) Right of Participation in Issuance of New Securities.

(i) Each Management Stockholder (each a “Participation Rights Holder”) shall have a right to purchase its Pro Rata Participation Share of any New Securities (as defined below) the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). For purposes of this Section 4(d), “Pro Rata Participation Share” is the ratio of (a) the number of Shares held by such Participation Rights Holder, to (b) the total number of shares of Common Stock outstanding (without regard to the New Securities).

(ii) For purposes of this Section 4(d), “New Securities” shall mean the sale or issuance of additional shares of voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into, such capital stock; provided, however, that the term “New Securities” shall not include:

(A)	shares of such capital stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board;

(B)	any securities issued in connection with any stock split, dividend or other similar event in which all Participation Rights Holders are entitled to participate in a manner consistent with the Company’s other stockholders;

(C)	any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security when issued by the Company;

(D)	any securities issued by the Company not solely in exchange for cash consideration; or

(E)	any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

(F)	an Initial Public Offering.

(iii) Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), then it shall give to each Participation Rights Holder written notice of the Company’s intention to issue New Securities (a “Participation Notice”), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) days from the date of receipt of any such Participation Notice to agree in a writing delivered to the Company as specified in the Participation Notice to purchase such Participation Rights Holder’s Pro Rata Share of the New Securities being offered for the price and upon the material terms and conditions specified in the Participation Notice stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) day period to purchase some or all of its Pro Rata Share of the New Securities being offered, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase. Such Participation Rights Holder shall purchase the portion elected by such Participation Rights Holder concurrently with the closing of the transaction triggering the Right of Participation by wire transfer of readily available funds or certified check.

(v) Failure to Exercise. With respect to which the Participation Rights Holders’ rights of first refusal hereunder were not exercised, the Company shall have one year thereafter to sell the New Securities described in the Participation Notice at the same or higher price and upon terms otherwise not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such one year period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 4(d).

5. Piggyback Registration. The Company shall have no obligation to register the Shares, except as otherwise expressly provided herein. However, if the Company or the Majority Stockholder shall propose, at any time, to register any of the Company’s Common Stock (or securities convertible into or exchangeable for Common Shares) under the Securities Act for sale for cash for the Company’s own account or for the account of the Majority Stockholder (other than in connection with the registration of securities issuable pursuant to an employee share option, share purchase or similar plan, pursuant to an Initial Public Offering or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company shall give each Management Stockholder written notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of a Management Stockholder delivered to the Company within 15 days after the receipt of the notice from the Company, which request shall state the number of Shares that such Management Stockholder wishes to sell under the registration statement proposed to be filed by the Company, the Company shall use its best efforts, subject to the terms of this Agreement, to include such Shares in the registration and to register such Shares under the Securities Act (a “Piggyback Registration”). If a Piggyback Registration is to be an underwritten offering, the Company shall so advise the Management Stockholders as a part of the written notice given pursuant to this Section 5. In such event, the right of the Management Stockholder to include such Shares in the offering shall be conditional upon the Management Stockholder’s participation in such underwriting and the inclusion of the Management Stockholder’s Shares in the underwriting to the extent provided herein. If a Management Stockholder intends to distribute his or her Shares through such underwriting, the Management Stockholder shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities though such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company or the Majority Stockholder, as the case may be. Notwithstanding any other provision of this Section 5, if the representative of the underwriters advises the Management Stockholder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration or distribution by prospectus shall be allocated as set forth below in this Section 5. Any Management Stockholder who disapproves of the terms of the underwriting may withdraw from the underwriting by written notice to the Company and the lead/managing underwriter. The Shares withdrawn will also be withdrawn from registration, and those Shares will continue to be subject to the terms of this Agreement. The Company has the right to terminate or withdraw any registration initiated by it before the effectiveness of the registration, whether or not any Management Stockholder has elected to include Shares in that registration under this Section 5. Despite any other provision of this Section 5, if the lead or managing underwriter advises the Company or the Majority Stockholder, as the case may be, in writing that marketing factors require a limit on the number of Common Shares to be underwritten, then the Company will advise all holders of Common Shares participating in the underwritten offering (excluding the Company, such persons hereinafter referred to as the “Participating Holders”) of this exclusion, and the number of Common Shares that may be included in the registration and underwriting will be allocated among the Participating Holders in proportion, as nearly as practicable, to the respective number of Common Shares sought to be included in such registration by each Participating Holder relative to the aggregate number of Common Shares sought to be included in such registration by all Participating Holders at the time of filing the registration statement. To facilitate this allocation, the Company or the underwriters may round the number of securities allocated to any Participating Holder to the nearest one hundred securities. The Company shall bear all fees and expenses incurred in connection with any registration of the Shares and the performance by the Company of its obligations under this Section 5, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, “road show” costs and fees and disbursements of counsel for the Company and the reasonable fees of one counsel to represent all Management Stockholders participating in such registration, which counsel shall be acceptable to the Company, acting reasonably.

6. Termination. This Agreement shall terminate immediately following an Initial Public Offering (the “Agreement Termination Date”) except that (i) if an Initial Public Offering has occurred on or prior to the Agreement Termination Date, and the Lockup Period has not expired as of the Agreement Termination Date, the requirements of Section 3(a)(ii) hereof shall survive the termination of this Agreement, (ii) the provisions of Sections 3(b)(iv) and (v) hereof shall survive the termination of this Agreement and (iii) the requirements contained in Section 2 hereof shall survive the termination of this Agreement, provided that a Management Stockholder or his or her Transferee may sell Shares pursuant to Rule 144 of the Securities Act if such Management Stockholder or Transferee meets and complies with all of the applicable requirements thereof and provided such sale does not violate any Canadian Securities Law.

7. Acknowledgements of the Management Stockholder and the Company. The Management Stockholder acknowledges that the Majority Stockholder will own shares of Common Stock directly, and that the Majority Stockholder will have governance and other rights with respect to the Company that are different from (and may be greater than) the rights to which the Management Stockholder is entitled.

8. Distributions With Respect To Shares. As used herein, the term “Shares” includes securities of any kind whatsoever distributed with respect to the Company’s Common Stock acquired by the Management Stockholder or his or her or her Transferee (whether pursuant to the Plan, through direct purchase or otherwise) or any such securities resulting from a stock split or consolidation involving such Common Stock.

9. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance; provided, that with respect to any amendment, superseding agreement, cancellation, renewal, extension or waiver that applies to more than one Management Stockholder, consent from all Management Stockholders shall be deemed to have been received if 80% of the Management Stockholders or their authorized representatives to which such amendment, superseding agreement, cancellation, renewal, extension or waiver applies have signed such written instrument. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Management Stockholder’s right to assign his or her rights under Section 4(a) or the Company’s right to assign its rights under Section 4(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

10. Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Majority Stockholder, to his or her most recent address shown on records of the Company or its Affiliate;

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, NY 10006

Attention:	Arthur H. Kohn
Robert J. Raymond

If to the Company, to:

Axcan Holdings Inc. c/o Axcan Pharma Inc.
597 Laurier Blvd. Mont St. Hilaire Quebec Canada J3H 6C A8 00000.
Attention:	General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, NY 10006

Attention:	Arthur H. Kohn
Robert J. Raymond

If to the Management Stockholder, to its most recent address shown on records of the Company or its Affiliate;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

15. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

*    *    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AXCAN HOLDINGS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TPG PARTNERS V, L.P.

By:	TPG Genpar V, LP its general partner,
By:	TPG Advisors V, Inc its general partner

By:
Name:
Title:

TPG FOF V-A, L.P.

By:	TPG Genpar V, LP its general partner,
By:	TPG Advisors V, Inc its general partner

By:
Name:
Title:

TPG FOF V-B, L.P.

By:	TPG Genpar V, LP its general partner,
By:	TPG Advisors V, Inc its general partner

By:
Name:
Title:

TPG BIOTECHNOLOGY PARTNERS II, L.P.

By:	TPG Biotechnology GenPar II, L.P., its general partner
By:	TPG Biotech Advisors II, LLC, its general partner

By:
Name:
Title:

Management Stockholders

I hereby represent that I have carefully read and understand, and agree to be bound by, the terms of the Axcan Holdings Inc. Management Stockholders’ Agreement dated as of                          and acknowledge that I am a Management Stockholder for all purposes thereunder.

Agreed to and Accepted by:

Signature

Date

Please print your name and address:

EXHIBIT A

MANAGEMENT STOCKHOLDERS

Name	Date Management Stockholders’ Agreement Executed

22